UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 26, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
                    Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
     Certain statements in this Current Report on Form 8-K (the “Current Report”) of General Cable Corporation, a Delaware corporation (the “Company”), including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include reliance on dividends and other transfers from subsidiaries to repay indebtedness; ability to service outstanding indebtedness; the Company’s failure to comply with covenants in existing and future financing arrangements; covenants contained in existing indebtedness that restrict the Company’s business operations; downgrade in the Company’s credit ratings; ability to repurchase outstanding notes; ability to pay the conversion price on convertible notes; the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully integrate the proposed acquisition and other acquisitions, costs associated with the proposed acquisition and other acquisitions; the receipt and timing of regulatory approvals for the proposed acquisition; ability to finance the acquisition purchase price and expiration of the commitment letter; the possibility that the proposed acquisition will not close; the reaction of customers, suppliers and competitors to the proposed acquisition; general market perception of the proposed acquisition, diversion of management attention from other business concerns due to the proposed acquisition and other acquisitions; undisclosed or unanticipated liabilities and risks resulting from the proposed acquisition; increased indebtedness resulting from the funding of the proposed acquisition; operations in additional foreign countries and political instability in such countries; the ability to successfully identify and finance other acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its pension accounting practices; the Company’s ability to avoid limitations on utilization of net losses for income tax purposes; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, as well as any current and periodic reports filed with the Commission subsequent to such date. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Item 7.01 Regulation FD Disclosure.
     The Company is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 to this report. This information, which has not been previously publicly reported, is being furnished to prospective investors in connection with the Company’s private offering of senior convertible notes. The Phelps Dodge International (“PDIC”) audited combined financial statements as of and for the year ended December 31, 2006 contained in this Current Report on Form 8-K supplement and amend the PDIC unaudited financial information for the same period contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2007.
     The information in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.
Item 9.01 Financial Statements and Exhibits.
     (d)    Exhibits:
99.1	PDIC Audited Combined Financial Statements as of and for the year ended December 31, 2006.
99.2	PDIC Combined Unaudited Financial Statements for the period ended June 30, 2006, the period January 1, 2007 through March 19, 2007 and the period March 20, 2007 through June 30, 2007.
99.3	Description of PDIC.
99.4	September 2007 Presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: September 26, 2007	By:	/s/ Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	PDIC Audited Combined Financial Statements as of and for the year ended December 31, 2006.

99.2	PDIC Combined Unaudited Financial Statements for the period ended June 30, 2006, the period January 1, 2007 through March 19, 2007 and the period March 20, 2007 through June 30, 2007.

99.3	Description of PDIC.

99.4	September 2007 Presentation.

4